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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]



Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             TRANS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         [TRANS-INDUSTRIES, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                               December 17, 2004


Dear Stockholder:


            You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Trans-Industries, Inc., to be held on January 19, 2005, at 11:00 a.m. local time, at the Vultron Company offices, 1800 Opdyke Court, Auburn Hills, Michigan. On the following pages, you will find information about the meeting, which is being held for the following purposes:


      1. The election of six directors, three of whom will be elected by the holders of shares of the Company's Common Stock, par value $0.10 per share, voting separately as a class, and three of whom will be elected by the holders of shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share, voting separately as a series, for a one-year term ending at the 2005 annual meeting or until their successors are duly elected and qualified;

      2. To ratify the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, (the "Figgie Trust") of 193,799 shares of Series B Convertible Preferred Stock and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share, pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement (the "Series B Purchase Agreement") dated March 4, 2004 (the "First Tranche");

      3. To ratify the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors;

      4. To approve, for purposes of complying with NASDAQ Marketplace Rule 4350(i)(1)(B), the issuance of additional stock to, or acquisitions by, Mr. Figgie or his affiliates pursuant to the Convertible Promissory Note Purchase Agreement dated August 18, 2004 (the "Note Purchase Agreement"), the Series B Purchase Agreement and various ancillary agreements to the Note Purchase Agreement and the Series B Purchase Agreement (the "Second Tranche"), as more fully described in the accompanying proxy material;

      5.    To grant discretionary authority to adjourn the meeting; and

      6. To transact such other business as may properly come before the meeting or any adjournments thereof.

            At the meeting, management will also review our operations, discuss the financial statements for the fiscal year ended December 31, 2003, and report on our results of operations for the nine month period ended September 30, 2004, as well as plans for the future. A question and answer session for stockholders will follow.

            Your vote is important to us. If you cannot be with us in person, please be sure to vote your shares by proxy. This may be accomplished by signing and dating the enclosed proxy card and returning it in the postage-paid return envelope. If you send in the proxy card and attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the Annual Meeting and vote your shares in person.

            Sincerely,

            Dale S. Coenen
            Chairman of the Board
            Chief Executive Officer

                             TRANS INDUSTRIES, INC.
                                1780 OPDYKE COURT
                             AUBURN HILLS, MI 48326

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

              SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS


            Notice is hereby given that the Annual Meeting of Stockholders of Trans-Industries, Inc. will be held at the Vultron Company offices, 1800 Opdyke Court, Auburn Hills, Michigan, on January 19, 2005, at 11:00 a.m., for the following purposes:


      1. The election of six directors, three of whom will be elected by the holders of shares of the Company's Common Stock, par value $0.10 per share, voting separately as a class, and three of whom will be elected by the holders of shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share, voting separately as a series, for a one-year term ending at the 2005 annual meeting or until their successors are duly elected and qualified;

      2. To ratify the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, (the "Figgie Trust") of 193,799 shares of Series B Convertible Preferred Stock and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share, pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement (the "Series B Purchase Agreement") dated March 4, 2004 (the "First Tranche");

      3. To ratify the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors;

      4. To approve, for purposes of complying with NASDAQ Marketplace Rule 4350(i)(1)(B), the issuance of additional stock to, or acquisitions by, Mr. Figgie or his affiliates pursuant to the Convertible Promissory Note Purchase Agreement dated August 18, 2004 (the "Note Purchase Agreement"), the Series B Purchase Agreement and various ancillary agreements to the Note Purchase Agreement and the Series B Purchase Agreement (the "Second Tranche"), as more fully described in the accompanying proxy material;

      5.    To grant discretionary authority to adjourn the meeting; and

      6. To transact such other business as may properly come before the meeting or any adjournments thereof.

            The Board of Directors has fixed the close of business on November 30, 2004 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                                             By Order of the Board of Directors,


Auburn Hills, Michigan                              Robert Anderson,
Dated: December 17, 2004                            Secretary



INCLUDED WITH THESE PROXY MATERIALS, AND INCORPORATED HEREIN, ARE THE COMPANY'S
(1) FORM 10-K AND FORM 10-K/A, AMENDMENT NOS. 1 AND 3, FOR THE YEAR ENDED DECEMBER 31, 2003, (2) FORM 10-Q AND FORM 10-Q/A AMENDMENT NO. 2 FOR THE QUARTER ENDED MARCH 31, 2004, (3) FORM 10-Q AND FORM 10-Q/A AMENDMENT NO. 1 FOR THE QUARTER ENDED JUNE 30, 2004, AND (4) FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004. STOCKHOLDERS ARE ENCOURAGED TO REVIEW THIS INFORMATION TOGETHER WITH THESE PROXY MATERIALS.


  STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO SIGN
    AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
                               ENCLOSED ENVELOPE.

                             TRANS-INDUSTRIES, INC.
                                1780 OPDYKE COURT
                             AUBURN HILLS, MI 48326


                                 PROXY STATEMENT
                           MAILED ON DECEMBER 17, 2004



                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 2005



            This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Trans-Industries, Inc. (the "Company"), a Delaware corporation, of proxies for the Annual Meeting of its Stockholders to be held on January 19, 2005, and any adjournments thereof for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of its Stockholders accompanying this Proxy Statement.



            This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 17, 2004.


                               PROXY SOLICITATION


            Only stockholders of record as of November 30, 2004 will be entitled to vote at the Annual Meeting or any adjournments thereof. All proxies in the enclosed form which are properly executed and returned to the Company will be voted at the Annual Meeting, and any adjournments thereof, in accordance with any directions thereon, or, if no directions are made, will be voted FOR approval of Proposals 1, 2, 3, 4 and 5 set forth in the Notice of Annual Meeting. The Company's Certificate of Incorporation does not provide for cumulative voting rights. Stockholders who execute proxies may revoke them at any time before they are voted. The enclosed proxy is revocable by a stockholder at any time prior to the exercise thereof by submitting a written notice of revocation, a subsequently executed proxy to the Secretary of the Company or by attending the Annual Meeting and voting in person. Signing and mailing the proxy will not affect a stockholder's right to give a later proxy or attend the Annual Meeting and vote in person. If a stockholder executing a proxy attends the meeting and votes in person, the proxy will not be used. As of the close of business on November 30, 2004, the record date, the Company had outstanding 3,139,737 shares of Common Stock, par value $0.10 per share (the "Common Stock") and 193,799 shares of Series B Convertible Preferred Stock, par value $0.10 (the "Series B Convertible Preferred Stock"). Each share of Series B Convertible Preferred is convertible at the option of the holder into three shares of Common Stock. Consequently, the Series B Convertible Preferred is convertible into 581,397 shares of Common Stock. Each share of Common Stock is entitled to one vote and each share of Series B Convertible Preferred Stock has the right to vote on an as converted basis with respect to each matter to be voted on at the Annual Meeting. In accordance with NASD rules described below, Mr. Figgie will not be eligible to vote his Series B Convertible Preferred shares with respect to Proposal 4. In light of the intent of the NASD rules described below, the Company has determined that Mr. Figgie will not be eligible to vote his Series B Convertible Preferred shares with respect to Proposals 2 and 3. With respect to Proposal 1, the holders of the Common Stock, voting separately as a class, are entitled to elect three Directors to the Board of Directors and the holders of Series B Convertible Preferred Stock, voting separately as a series, are entitled to elect the remaining three Directors to the Board of Directors.


            At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's Amended and Restated By-Laws (the "By-Laws"), at the Annual Meeting the holders of a majority of the outstanding shares of Common Stock and Series B Convertible Preferred on an as converted basis entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other Proposal, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

            Under the rules of the Nasdaq Stock Market, Inc. ("NASDAQ"), brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain Proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

            Pursuant to the Company's By-Laws, at the Annual Meeting, subject to the above-referenced right of the Series B Convertible Preferred Stock holders to elect three of the six Board members, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld. Votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors. Pursuant to the Company's By-Laws, all other questions and matters brought before the Annual Meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the Proposal on which the abstention is noted and will have the effect of a vote against the Proposal. Broker non-votes are not counted as present and entitled to vote for purposes of determining whether such a Proposal has been approved and will have no effect on the outcome of such Proposal.

            The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, telegraph, facsimile or electronic mail, following the original solicitation. As discussed above, Mr. Figgie is not eligible to vote his Series B Convertible Preferred shares with respect to Proposals 2, 3 and 4 and these shares will thus not be counted as present and entitled to vote with respect to Proposals 2, 3 and 4 and accordingly will have no effect on Proposals 2, 3 and 4.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT


            The following table sets forth information with respect to Common Stock owned on September 30, 2004, unless otherwise noted, by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company's Directors, each nominee for election as a Director, each executive officer named in the summary compensation table set forth in this Proxy Statement, and all Directors and executive officers as a group. Unless indicated otherwise, the address of each director and executive officer is 1780 Opdyke Court, Auburn Hills, MI 48326.



                                                                    PERCENTAGE OF
                                   SHARES OF COMMON              COMMON STOCK OWNED
NAME AND ADDRESS OF               STOCK BENEFICIALLY             AS OF SEPTEMBER 30,
BENEFICIAL OWNER                         OWNED                       2004 (7)
--------------------------        ------------------             -------------------
Dale S. Coenen                          579,389                        15.6%
Duncan Miller                           495,938                        13.3%
Trans Industries Profit
Sharing Plan                            340,694                         9.2%
Ronald C. Lamparter
7204 Sterling Ponds Court
Sterling Heights, MI 48312              249,700                         6.7%
Harry E. Figgie, Jr. (7)                879,675 (1)                    22.8% (1)
Kai Kosanke                              34,392 (2)                     0.9% (2)
Joseph Trimai                            14,000 (3)                     0.4% (3)
Robert Ruben                             20,000                         0.6%
O. K. Dealey Jr.                         47,437                         1.3%
Jack Stratford                            5,000 (4)                     0.1% (4)
Richard Solon                               -0-                         N/A
James O'Brien                            20,000                         0.6%
H. Sean Mathis                              -0-                         N/A
All directors and
executive officers as a
group (17 persons)                    1,686,858 (5)                    41.6% (5)


      (1) Pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of March 4, 2004 by and between the Company and Harry E. Figgie, Jr. trustee under the Trust Agreement dated July 15, 1976, as modified, and his affiliates and successors, received approximately 193,799 shares of Series B Convertible Preferred Stock ("Series B Stock") and Warrants to purchase up to 145,348 shares of Common Stock (the "Purchase Agreement"). Each share of Series B Stock is immediately convertible into three (3) shares of Common Stock. Consequently, the beneficial ownership figure includes the 193,799 shares of Series B Convertible Preferred Stock on an as converted basis (193,799 x 3 = 581,397) and the 145,348 shares under immediately exercisable Warrants.


      (2) Includes 20,000 shares of Common Stock which Mr. Kosanke has the right to acquire within 60 days of September 30, 2004 through the exercise of stock options.



      (3) Includes 11,000 shares of Common Stock which Mr. Trimai has the right to acquire within 60 days of September 30, 2004 through the exercise of stock options.

      (4) Includes 5,000 shares of Common Stock which Mr. Stratford has the right to acquire within 60 days of September 30, 2004 through the exercise of stock options.



      (5) Includes 86,000 shares of Common Stock which members of the group have the right to acquire within 60 days of September 30, 2004 through the exercise of stock options.



      (6) Mr. Figgie resigned from the Board of Directors in June 2003 and rejoined the Board in March 2004.



      (7) The percentage calculations reflect total outstanding shares of Common Stock of 3,139,737 plus 581,397 shares on a converted basis from the Series B Stock, plus 145,348 shares of Warrants on an exercised basis.


                            1. ELECTION OF DIRECTORS

      At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the election, as directors, of the persons named in the table below. In case any such nominee should become unavailable for any reason, which the management has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place. All persons named in the table below are now directors of the Company, except for Mr. H. Sean Mathis. Mr. Coenen, Mr. Figgie, and Mr. Ruben were elected by the stockholders at the annual meeting in 2003. Mr. Figgie temporarily resigned from the Board of Directors in June 2003. In March 2004, Mr. Figgie was reinstated as a Company director and Mr. O'Brien and Mr. Solon were appointed as Company directors in March 2004. Mr. Coenen, the Company's CEO, recommended Mr. H. Sean Mathis and Mr. Figgie, a non-management director, recommended Mr. O'Brien, as nominees to serve on the Company's Board of Directors.

      The information concerning the nominees and their security holdings has been furnished to the Company by the nominees.

                                           PRINCIPAL OCCUPATION AND
                                             NAME OF ORGANIZATION           DIRECTOR
      NAME AND AGE                            IN WHICH CARRIED ON            SINCE
      ------------                            -------------------            -----
Dale S. Coenen (75).............       Chairman of the Board and                1967
                                       Chief Executive Officer of the
                                       Company

Harry E. Figgie, Jr. (80).......       Private Investor,                        2000
                                       Chairman of the Board,
                                       The Clark Reliance Corporation, a
                                       manufacturer of liquid flow
                                       meters and valves

Robert J. Ruben (80)............       Retired judge: arbitrator                2001
                                       Retired as Secretary
                                       of the Company in June, 2002

James O'Brien (59)..............       Managing Director of Catapult            2004
                                       Advisors, LLC, an investment
                                       advisory company

                                         PRINCIPAL OCCUPATION AND
                                       NAME OF ORGANIZATION                   DIRECTOR
      NAME AND AGE                         IN WHICH CARRIED ON                 SINCE
      ------------                         -------------------                 -----
Richard A. Solon (50)...........       President and Chief Operating            2004
                                       Officer of the Company

H. Sean Mathis (57).............       President of Litchfield Asset             -
                                       Holdings, an investment advisory
                                       company, and Managing Director of
                                       Miller, Mathis & Co., LLC, a
                                       restructuring investment banking
                                       firm

      Each of the nominees has been engaged in the principal occupation set forth above for more than the past five years except for Mr. O'Brien and Mr. Solon. Mr. O'Brien prior to being Managing Director for Catapult Advisors, LLC since January 2003 was the owner of The Wellston Group, a consulting group from 1995 to December 2002; and Chief Operating Officer of Swingster Company, a manufacturer and distributor of corporate logoed merchandise, from 1994 through 1995. Additionally, Mr. O'Brien serves on the Board of Directors of Young Innovations, Inc. and has done so since 1998. Young Innovations develops, manufactures, and markets supplies and equipment used to facilitate the practice of dentistry and to promote oral health. Mr. Solon, from 2000 to 2004 was president and CEO of Orion Bus Industries, a manufacturer of transit buses. Prior to his employment with Orion, Mr. Solon was president of Snorkel International, a manufacturer of aerial lift equipment.

      THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOREGOING NOMINEES FOR MEMBERSHIP TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES REPRESENTED AT THE MEETING IS REQUIRED TO ELECT A NOMINEE AS A DIRECTOR.

                        BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors held four meetings during the fiscal year ended December 31, 2003. During that fiscal year no director, except Mr. Miller, attended fewer than 75% of the aggregate of the total number of meetings of the Board and the committees on which he served, during the periods that he was a director.

DIRECTOR INDEPENDENCE

      The Board of Directors will review the independence of its members on an annual basis. No director will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company which will interfere with that person's exercise of independent judgment. The Board applies the criteria for independence established by NASDAQ (where the Company's common stock is listed for trading) and all other applicable laws, rules and regulations.

      In its annual review of director independence, the Board considered all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. As a result of its annual review, the Board has determined that all of the directors are independent, with the exception of Messrs. Dale S. Coenen and Richard A. Solon. Dales S. Coenen and Richard A. Solon are not independent because they are both executive officers of the Company. In making its independence determination with respect to Harry E. Figgie, Jr., the Board of Directors considered the transactions that are the subject of Proposals 2, 3 and 4 and concluded that this relationship with the Company would not impair his independence. Accordingly, the Board of Directors is comprised of a majority of independent directors as required by the NASDAQ listing standards.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has four standing committees: (i) an Audit Committee; (ii) a Compensation Committee, (iii) a Nominating Committee and (iv) a Management Committee.

      The Audit Committee is currently composed of James O'Brien (Chairman), Harry E. Figgie Jr., and Robert Ruben. The Board of Directors intends to replace Mr. Figgie with Mr. Mathis as a member of the Audit Committee at the 2004 Annual Meeting of Stockholders. The Board of Directors has determined that such Audit Committee will be comprised entirely of independent directors as defined under the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchanges Act of 1934, as amended. The Board of Directors has determined that James O'Brien is the audit committee financial expert for the Company, as defined by the SEC and he qualifies as an independent Director. The Board of Directors also certifies that Mr. O'Brien meets the requirements of a "financially sophisticated audit committee member" under the NASDAQ listing standards. The Audit Committee is charged with assisting the Board in its oversight of (i) the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function; (ii) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control; and
(iii) the Company's compliance with legal and regulatory requirements. The Audit Committee provides an avenue of communications among management, the independent accountants, the internal auditors and the Board. In carrying out its responsibilities, the audit committee also meets with the independent auditors in executive session, without members of management present. Attached to this proxy statement, as Exhibit A, is the Trans-Industries, Inc. Audit Committee Charter, as amended and restated and adopted by the Board of Directors on May 19, 2004. The Audit Committee met four times during the year ended December 31, 2003.

      The Compensation Committee is composed of Harry E. Figgie Jr. (Chairman), Robert Ruben and James O'Brien. The Compensation Committee is comprised entirely of independent directors, as defined under the NASDAQ listing standards. The Compensation Committee is charged with assisting the Board in; (i) developing and periodically reviewing compensation policies for the Company, including stock options, consistent with and linked to the Company's strategies; (ii) evaluating the performance of the Company's Chief Executive Officer ("CEO") and determining his compensation annually; (iii) recommending the compensation of the Company's other officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs; (v) recommending to the Board the fees of outside directors; and (vi) reviewing benefit plan administration. The Compensation Committee met once during the year ended December 31, 2003.

      The Nominating And Corporate Governance Committee is composed of Robert Ruben (Chairman), James O'Brien and Harry E. Figgie Jr. The Nominating and Corporate Governance Committee is composed entirely of independent directors as defined under the NASDAQ listing standards. The Nominating and Corporate Governance Committee is charged with assisting the Board in (i) establishing criteria for Board membership; (ii) searching for and screening candidates to fill vacancies on the Board; (iii) recommending an appropriate slate of candidates for election each year; (iv) evaluating the performance of individual directors; (v) assessing the overall performance of the Board; (vi) considering issues regarding the composition and size of the Board; and (vii) monitoring a process to assess Board effectiveness. In addition, the Nominating and Corporate Governance Committee evaluates and makes recommendations to the Board of Directors regarding the development and adoption of corporate governance and ethical principles applicable to the Company including its Code of Conduct & Compliance. The Nominating and Corporate Governance Committee has a written charter which addresses the director nomination process and such related matters as are required under all applicable securities laws, rules and regulations. Attached to this proxy statement, as Exhibit B, is the Trans-Industries, Inc. Nominating Committee charter, as amended and restated and adopted by the Board of Directors on May 19, 2004. The Nominating Committee met once during the year ended December 31, 2003.

      The Management Committee is composed of Dale S. Coenen, Richard Solon and Harry E. Figgie, Jr. Mr. Figgie will have the right to appoint two of the three members of the Management Committee. The Management Committee shall meet bi-monthly during months the full Board of Directors does not meet. Company management shall consult with, and report to, the Management Committee as requested by the Management Committee. Notwithstanding the foregoing, the ultimate decision making authority for the Company rests with Board of Directors.

NOMINATION OF DIRECTORS

      As indicated previously, the holders of a majority of the Series B Convertible Preferred Stock voting as a separate series, shall be entitled to elect three of the six members of the Company's Board of Directors. With respect to the three remaining members of the Board of Directors who will be elected by the holders of the Company's Common Stock voting as a separate class, such directors will be nominated by the Board of Directors or by stockholders in accordance with the Bylaws of the Company. As a matter of course, the Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

      The Nominating and Corporate Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee's primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company's needs. The minimum qualifications for director nominees is that they (i) be able to dedicate the time and resources sufficient for the diligent performance of the duties required by a member of the Board of Directors, (ii) not hold positions that conflict with their responsibilities to the Company, and (iii) comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws and regulations.

      The Nominating and Corporate Governance Committee's process for evaluating nominees for director, including nominees recommended by stockholders, is to consider an individual's skills, character professional ethics, judgment, leadership experience, business experience, knowledge of issues facing publicly traded companies, and other relevant criteria as they may contribute to the Company's success. This evaluation is performed in light of the Committee's views as to what skill set and other characteristics would most complement those of the current directors. Ultimately, the Nominating and Corporate Governance Committee will select prospective Board members who it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company's stockholders.

      If the Nominating and Corporate Governance Committee receives a nominee recommendation from a stockholder or group of stockholders that have beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be provided, if the consent of both the stockholder(s) and the candidate have been received.

      For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee for nomination for election as a director at the 2005 Annual Meeting, a stockholder must notify the Company's secretary no later than February 28, 2005. Notices should be sent to: Secretary, 1780 Opdyke Court, Auburn Hills, MI 48326. The notice must contain, at a minimum, the following:

      - the name, age, business address and residence address of the proposed nominee;

      -     the principal occupation or employment of the proposed nominee;

      - the number of shares of the Company which are beneficially owned by such candidate;

      - a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

      - detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

      - any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

      - any other information the stockholder believes is relevant concerning the proposed nominee;

      - a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

      - whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating and Corporate Governance Committee;

      - the name and record address of the stockholder who is submitting the notice;

      - the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's ownership of such shares or such person's authority to act on behalf of such entity; and

      - if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

COMMUNICATIONS WITH THE BOARD

      In order to provide the Company's stockholders and other interested parties a direct and open line of communication to the Board of Directors, we have adopted the following procedures for communications with the Board.

      Stockholders of the Company and other interested persons may communicate with the chairman of the Nominating Committee, Audit Committee or Compensation Committee or with the independent directors as a group by sending such communication by regular mail or overnight delivery service to: the Corporate Secretary, Trans-Industries, Inc., 1780 Opdyke Court, Auburn Hills, MI 48326. The mail should specify which of the foregoing is the intended recipient.

      All communications received in accordance with these procedures will be reviewed initially by Dale S. Coenen, Richard A. Solon, or Kai Kosanke who will relay all such communications to the appropriate director or directors unless he determines that such communication:

      - Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

      - Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF STOCKHOLDERS

      The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the Company's current directors who were members of the Board at last year's annual meeting of stockholders held on May 21, 2003 were in attendance.

CODE OF CONDUCT & COMPLIANCE

      The Sarbanes-Oxley Act and related rules adopted by the Securities and Exchange Commission (the "SEC") require publicly traded companies to disclose whether they have adopted a code of ethics that applies to a company's principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The rules also define what constitutes a code of ethics. The Company recently has adopted such a code of ethics. The Company will provide to any person without charge, upon request, a copy of its Code of Conduct & Compliance. To receive a copy of the Company's Code of Conduct & Compliance, requests should be sent to:

                                Trans-Industries, Inc.
                                Attn: Chief Financial Officer
                                1780 Opdyke Court
                                Auburn Hills, MI 48326

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2003, 2002 and 2001 of those persons who were, at December 31, 2003, (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers of the Company and its subsidiaries (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                              ANNUAL  COMPENSATION
                                                              --------------------
                                                                        OTHER ANNUAL         ALL OTHER
   NAME AND PRINCIPAL                      SALARY         BONUS         COMPENSATION       COMPENSATION
        POSITION            YEAR           ($) (3)     ($) (1) (3)        ($) (3)           ($) (2) (3)
--------------------------  ----          --------     -----------      ------------       ------------
Dale S. Coenen              2003          $320,000      $     -0-         $    -0-           $    -0-
Chairman of the Board       2002           320,000            -0-              -0-                -0-
   and President of         2001           320,000            -0-              -0-                -0-
   Trans-Industries, Inc.

O.K. Dealey, Jr.            2003           201,667        121,000              -0-              3,000
President of                2002           185,000            -0-              -0-              2,750
   Transmatic, Inc.         2001           173,750            -0-              -0-              2,533

Kai Kosanke                 2003           150,417            -0-              -0-              2,256
Vice President of           2002           140,000            -0-              -0-              2,111
   Trans Industries, Inc.   2001           125,000            -0-              -0-              1,800

Jack Stratford              2003           128,570         25,714              -0-                -0-
Sr. Vice President of       2002           128,570         27,440              -0-                -0-
   Transmatic, Inc.         2001           155,362            -0-              -0-                -0-

Joseph Trimai               2003           120,417         48,167              -0-              1,806
Sr. Vice President of       2002           110,000         44,000              -0-              1,661
   Transmatic, Inc.         2001            98,500         40,000              -0-              1,561

(1) The bonuses reported in the table are indicated for the year earned, not necessarily the year paid.

(2) "All Other Compensation" consists of discretionary contributions to the Company's Defined Contribution Plan and Company matching contributions to the 401(K) Plan.

(3) The incremental cost to the Company and its subsidiaries of providing incidental personal benefits to executive officers of the Company did not, for the 2003 fiscal year, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any individual named in the Summary Compensation Table.

RELATED PARTY TRANSACTIONS

      The Company does not know of any transactions other than those discussed elsewhere in this proxy statement in which the amount involved exceeds $60,000 and in which any director, officer, or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's voting securities, or any immediate family member of any such persons had a material interest.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company has a Compensation Committee of the Board of Directors, consisting of Harry E. Figgie Jr., Robert Ruben, and Jim O'Brien. Harry E. Figgie, Jr. has engaged, or has the potential to engage, in the transactions with the Company described elsewhere in this proxy statement. See the disclosure under Proposals 2, 3 and 4 that follows.

                            COMPENSATION OF DIRECTORS

      The Board of Directors has approved an annual compensation for its members of $25,000. For the year ended December 31, 2003 Dale S. Coenen, Robert J. Ruben, O. K. Dealey, and Harry E. Figgie, Jr. received $25,000, $25,000, $25,000 and $12,500, respectively for their Board and Committee service.

                               PROFIT SHARING PLAN

      A Defined Contribution Plan was adopted by the Company in 1977, and is nondiscriminatory, port-able, cliff-type vesting, and completely Company financed for all full time employees of Trans-Industries, Inc. and its subsidiaries with one year or more of service who are not part of a collective bargaining unit. Contributions are established annually by action of the Board of Directors based on profits, cash flow, and other pertinent factors. For 2003, there was no contribution made to the Plan. Distribution of accounts is made upon termination of employment. Due to the variable circumstances surrounding the Company's decision to contribute to the Plan in any given year, the Company has determined that it is not feasible to project estimated annual benefits payable upon retirement at normal retirement age for each of the "Named Officers."

      Incorporated into the Defined Contribution Plan is a 401(K) feature, whereby the Company matches the employee's deferrals at a rate of 25%. The Company's contributions to the 401(K) plan amounted to $45,000 for 2003.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the Compensation Committee report for 2003.

      COMPENSATION PHILOSOPHY

      The Company's compensation programs are intended to provide its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders, (ii) competitive with the arrangements provided by other companies in the industry, (iii) commensurate with each executive's performance, experience and responsibilities, and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under compensation plans, the Compensation Committee considers the financial condition and performance of the Company during the prior year and the Company's success in achieving financial, operational and other strategic objectives. The Compensation Committee also makes an assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Compensation Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

      Each component of an executive's compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company's financial and operational performance by providing a method for rewarding individual performance. Finally, the Company's Employees' Stock Option Plan has been used to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company's stockholders.

      While the Compensation Committee seeks to assure that the Company's compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation. Instead, the Compensation Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive.

      In 1993, Congress adopted Section 162(m) of the Internal Revenue Code. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. Section 162(m) generally limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers. We do not believe that the Section 162(m) limitations will impact the Company because the current level of compensation for each of its executive officers is well below the $1,000,000 salary limitation.

      2003 COMPENSATION DECISIONS

      Base Salary and Benefits. The base salaries and benefits provided to executive officers for 2003 were established by the Compensation Committee in accordance with the compensation philosophy discussed above. Mr. Coenen's salary was $320,000 for 2002 and 2003. Mr. Dealey's salary for 2003 was approximately $202,000 after receiving an increase of approximately $17,000 per year in 2003. Mr. Kosanke's base salary for 2003 was approximately $150,000 after receiving an increase of approximately $10,000 per year in 2003. Mr. Stratford's salary was approximately $129,000 for 2002 and 2003. Mr. Trimai's base salary for 2003 was approximately $120,000 after receiving an increase of approximately $10,000 per year in 2003.

      Bonuses. During 2003, the executive officers of the Company participated in individual bonus arrangements tied to various measures of the Company's performance. Under these arrangements, neither Mr. Coenen nor Mr. Kosanke received a cash bonus for 2003.

      Stock Options. During 2003, the Company did not award any stock options to employees of the Company.

      CHIEF EXECUTIVE OFFICER COMPENSATION

      The Chief Executive Officer's compensation is determined on the basis of the Compensation Committee's subjective assessment of the Chief Executive Officer's performance, measured by the

Company's financial condition, results of operations and success in achieving strategic objectives. The Compensation Committee also considers the responsibilities associated with the Chief Executive Officer's position and the level of compensation provided to Chief Executive Officers of other companies in the industry.

      The Compensation Committee reviews Mr. Coenen's salary on an annual basis. Mr. Coenen's base salary for 2003 was $320,000, which was the same as in 2002. During 2003, Mr. Coenen also participated in an individual bonus arrangement tied to the Company's pre-tax profits, but he did not earn a bonus under this arrangement. Mr. Coenen is the beneficial owner of approximately 18.5% of the Company's Common Stock. Mr. Coenen did not receive options to purchase shares of Common Stock in 2003.

      THE 2003 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                             Duncan Miller (Chairman)
                                             Harry E. Figgie Jr.
                                             Robert Ruben

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

      The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of the NASDAQ Market and an index of non-financial stocks for the period December 31, 1998 through December 31, 2003.

                        FIVE YEAR CUMULATIVE TOTAL RETURN
           TRANS-INDUSTRIES, INC., NASDAQ MARKET INDEX (US COMPANIES)
                      AND NASDAQ NON-FINANCIAL STOCKS INDEX

                              [PERFORMANCE GRAPH]

Ending 12/31                  1998      1999      2000     2001    2002    2003
------------                  ----      ----      ----     ----    ----    ----
NASDAQ Index                   100       185       112       89      61      92
Non-Financial Index            100       196       114       88      57      88
Trans-Industries, Inc.         100        64        19       11      46      32

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1998.
                 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                             AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to the Company's audited financial statements for the 2003 fiscal year.

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors.

      Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

      In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

      In addition, the independent auditors provided the Audit Committee with the written disclosures and letters required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) related to the auditors' independence. The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discussed with the Company's financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

                                AUDIT COMMITTEE
                                 James O'Brien (Chairman)
                                 Robert J. Ruben
                                 Harry E Figgie Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

      On May 18, 2004, the Audit Committee was advised by its independent auditors, Grant Thornton LLP ("Grant Thornton"), that they declined to stand for reelection as the Company's independent auditors. On July 15, 2004 the Company announced that the Audit Committee appointed Plante & Moran, PLLC ("Plante") as its independent auditors, replacing Grant Thornton.

      Grant Thornton's reports on our consolidated financial statements for each of the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the 2003 Audit Report expressed substantial doubt about the Company's ability to continue as a going concern.

      During the years ended December 31, 2003 and 2002 and through the effective date of cessation of the client-auditor relationship between the Company and Grant Thornton, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Grant Thornton's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years.

      The Company had to request additional time for the filing of its most recent Securities Exchange Act reports filed with the SEC because it lacked the resources necessary to address the financial reporting related to significant and complex business transactions. The Company intends to evaluate its resources and make appropriate changes to provide sufficient resources and additional time to prepare its periodic reports. Grant Thornton advised the Company that this is a reportable condition.

      On May 24, 2004, we filed a Form 8-K with the SEC reporting these events. Attached as an exhibit to that Form 8-K was a letter from Grant Thornton indicating that we had provided Grant Thornton with a copy of the foregoing disclosures, and stating that it found no basis for disagreements with such statements.

      Grant Thornton, based in Southfield, Michigan, had acted as the Company's independent certified public accountants since 1994. Representatives of Grant Thornton and Plante are expected to be present at the meeting and will have an opportunity to make statements if they so desire. They are also expected to be available to respond to appropriate questions.

      All auditing and permissible non-audit services provided by the Company's independent auditor are pre-approved by the Audit Committee in accordance with the Audit Committee charter which is attached as Exhibit A to this proxy statement. No fees were billed to the Company for the fiscal years ended December 31, 2002 and 2003 by Plante. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2002 and 2003 by Grant Thornton LLP:

                             2003            2002
                             ----            ----
Audit Fees..............   $ 77,030       $ 75,120
Audit Related Fees......     17,600          9,975
Tax Fees................     32,300         27,500
All Other Fees..........      1,942          4,963
                           --------       --------
                           $128,872       $117,558
                           ========       ========

The amounts shown above include out-of-pocket expenses incurred by Grant Thornton in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to quarterly reviews of unaudited financial statements, and the amounts shown for "Audit Related Fees" includes fees relating to audits of medical and deferred compensation plans. The amount shown for "All Other Fees" represents fees paid for tax strategy and planning services. The Audit Committee of the Board of Directors determined that Grant Thornton's provision of the services generating "All Other Fees" is compatible with maintaining Grant Thornton's independence.

                    2. RATIFICATION OF THE FIGGIE TRANSACTION

      On February 25, 2004, the Board of Directors, acting in what it deemed to be the best interest of the Company and its stockholders, authorized the Company to issue up to $3,000,000 of Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Stock"), and Series B-1 Convertible Preferred Stock, par value $1.00 per share (the "Series B-1 Stock"), and warrants ("Warrants) to purchase shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), to the Investors pursuant to a Series B Convertible Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement").

      On March 4, 2004, the Company and the Investor consummated the first tranche (the "First Tranche") under the Purchase Agreement and the Company issued and sold to Harry E. Figgie, Jr., trustee under the Trust Agreement dated July 15, 1976, as modified (the "Investor"), 193,799 shares of Series B Stock and a Warrant to purchase 145,349 shares of Common Stock (the "Warrant Shares") for an aggregate purchase price of $1,500,000. Mr. Figgie is a member of the Company's Board of Directors, having rejoined the Board of Directors simultaneously with the closing of the First Tranche after resigning in June of 2003. Each of the Warrant Shares has an initial exercise price, subject to certain anti-dilution protections, of $3.00 per share. Each share of Series B Stock is convertible initially, subject to certain anti-dilution protections, into three fully paid and non-assessable shares of Common Stock. The Company used the proceeds of the Figgie transaction for working-capital and other corporate purposes, including the payment of accounts payable and indebtedness to certain commercial lenders.

      The Investor and his successors and certain affiliates (collectively, the "Investors") were granted an option under the Purchase Agreement to purchase, for between $500,000 and $1,500,000, shares of Series B-1 Stock and a Warrant to purchase 25% of the number of shares of Common Stock initially issuable upon conversion of all of such Series B-1 Stock purchased by the Investor under the option (collectively, the "Second Tranche"). Each share of Series B-1 Preferred Stock is convertible initially, subject to certain anti-dilution protections, into three shares of Common Stock. As detailed in the section regarding Proposal 4 below, the Second Tranche was subsequently revised and related agreements were amended.

      Simultaneously with the consummation of the First Tranche, the Investor, the Company and certain other stockholders of the Company also entered into a number of ancillary agreements which granted the Investors certain rights, including the right of the Series B holders to elect, as a series, three of the Company's six directors. A summary of each of the ancillary agreements is provided in Proposal 4 below.

SUMMARY OF THE BACKGROUND OF THE FIGGIE TRANSACTION

      Prior to entering into the transaction with the Investors, due to a stagnant economy and significant losses, the Company had been forced to borrow heavily against its assets. By the second quarter of 2003, the Company was operating under a forbearance agreement (the "Forbearance Agreement") with its primary lender, Comerica Bank ("Comerica"), and needed to reduce costs and review other strategic alternatives to strengthen its economic position. After a review of potential advisors and at the suggestion of a Board member, Mr. Harry
E. Figgie, Jr., Mr. Dale Coenen, the Chief Executive Officer of the Company, interviewed and subsequently engaged Relational Advisors LLC ("Relational Advisors"), an investment banking and financial advisory firm, for assistance with these matters. Prior to the engagement, Relational Advisors advised the Company's Chief Executive Officer that Relational Advisors had an ongoing general financial advisory engagement with Mr. Figgie and that Mr. Figgie and his family were investors in funds of Relational Investors ("RI") and Titan Investment Partners ("TIP"), investment fund affiliates of Relational Advisors. Mr. Figgie's percentage ownership in RI and TIP was less than .05% and 8.70%, respectively, and neither fund was or is invested in the Company.

      Relational Advisors assisted the Company in developing a strategy for cost reductions. In addition, Relational Advisors assisted the Company in exploring possible refinancing and capital raising options. Beginning in the third quarter of 2003 and continuing throughout the remainder of 2003 and into 2004, Relational Advisors assisted the Company in soliciting preliminary proposals from prospective new lenders. In the course of attempting to refinance and secure necessary additional debt financing, the Company determined that potential lenders would require that the Company obtain additional equity investment as a condition to obtaining any additional debt financing.

      Given the need for an additional equity commitment, the Company's financial condition, the lack of liquidity that was adversely affecting the Company's ability to operate, and the estimated time required to locate and arrange a new source of equity who was unfamiliar with the Company, the Company's management concluded they should approach an investor who was already familiar with the Company.

      Consequently, Mr. Coenen contacted Mr. Figgie, who was familiar with the Company's business, to determine if he would be interested in making an additional investment in the Company. After learning from Mr. Coenen that Mr. Figgie was considering a new investment in the Company, Relational Advisors and the Company entered into an agreement wherein Relational Advisors' previously disclosed relationships with Mr. Figgie and the Company were formally acknowledged. In addition, Relational Advisors informed the Company's Chief Executive Officer that it would only act as an intermediary in facilitating investment discussions between the Company and Mr. Figgie and that it would not represent either party in negotiations of pricing or terms of any equity investment by Mr. Figgie. At this time, Mr. Figgie and Relational Advisors conducted initial discussions regarding the parameters of a potential investment. Faced with liquidity concerns and pressure from its primary lender to expedite the documentation for a new forbearance agreement, the Company was compelled to act quickly to finalize the terms of Mr. Figgie's new investment.

      After a series of negotiations involving Relational Advisors, Company management and Mr. Figgie, it was agreed that due to the Company's financial position, the investment would be structured such that the investor would receive convertible preferred stock, warrants and certain ancillary rights such as rights of first refusal, registration rights and veto rights over certain Company actions. The proposed structure of the investment was similar to a traditional venture capital transaction. Relational Advisors acted as an intermediary during these discussions and assisted the Company in proceeding with the proposed new investment by Mr. Figgie. The Company and Mr. Figgie tentatively agreed to a framework for the investment on or about October 15, 2003. At this time, Mr. Figgie and the Company contemplated a total purchase price for the Warrants and Series B Stock equal to $3.85 per share of Series B Stock to be purchased by Mr. Figgie, assuming that each share of Series B Stock would be convertible into one share of the Company's Common Stock.

      As discussed above, the structure of the Figgie transaction was similar to a traditional venture capital transaction. A venture capital transaction typically includes all or many of the ancillary agreements and provisions included in the transaction with the Investors for the purpose of providing large investors with certain safeguards in addition to their equity position. Such agreements are entered into for the purpose of providing investors with the ability to maintain, or in some circumstances increase, their ownership position, the ability to influence management decisions and strategic direction of a business and the ability to maintain their representation on a business' Board of Directors. Significant investors require these types of protective agreements and provisions in situations where they have higher risk inherent in their investment.

      Based on Mr. Figgie's commitment to make an additional investment in the Company, the Company and its primary lender began to negotiate the terms of a new forbearance agreement. The consummation of the First Tranche of Mr. Figgie's new investment in the Company was delayed while the Company attempted to locate a new lender for a refinancing and negotiate the new forbearance agreement with Comerica. On or about February 18, 2004, Mr. Figgie and the Company agreed on a total purchase price for the Warrants and Series B Stock of $2.58 per share of Series B Stock to be purchased by Mr. Figgie as part of the First Tranche, assuming that each share of Series B Stock would be convertible into one share of the Company's Common Stock. At that time the agreed upon purchase price was based in part on the per share market value of the Company's Common Stock of $2.56. During the negotiation process, the purchase price had been reduced from the earlier contemplated $3.85 per share due to the delay in the consummation of the transaction and the decrease in the per share market value of the Company's Common Stock.

      The terms of the Second Tranche of the investment were also agreed to at that time. The Company agreed to the terms of the Second Tranche in large part because potential new lenders indicated that an additional capital investment in the Company greater than what was included in the First Tranche would be required for any new credit facility.

      The Company determined at this time that the number of authorized shares of the Company's preferred stock was insufficient to provide that each share of Series B Stock purchased would be convertible into one share of the Company's Common Stock. As a result, the structure of the investment was revised to provide that each share of Series B Stock would be convertible into three shares of the Company's Common Stock. A corresponding increase was made to the purchase price of each share of Series B Stock resulting in the final purchase price of $7.74 per share for the First Tranche.

      On February 26, 2004, the Company entered into a new forbearance agreement with Comerica. The Company continued to seek a new lender for a refinancing. On August 18, 2004, the Company closed a refinancing with Huntington National Bank ("Huntington").

      Huntington required an additional capital infusion as a condition to the closing of the refinancing. Due to the fact the Investors were unable at the time to exercise the option to purchase the Second Tranche, the Second Tranche was amended and the Investors loaned the Company $1,500,000 in return for a subordinated note (the "Convertible Note") which is automatically convertible into shares of Series B-1 Stock and Warrants upon approval of the Company's stockholders. Details of the amendment to the Second Tranche are discussed in the section regarding Proposal 4 below.

NASD RULE 4350(i)(1)(B)

      NASD Rule 4350(i)(1)(B) requires the Company to seek stockholder approval prior to the issuance of certain designated securities when the issuance or potential issuance will result in a change of control of the Company. The Company determined that stockholder approval of the First Tranche was not required under the NASD rule. It considered the following factors among others in making this determination. Immediately following the First Tranche, the Investors' equity stake in the Company comprised approximately 23% of the outstanding Common Stock. The NASD has taken the interpretive position that an acquisition of 20-30% would not be found to represent a change of control if a larger offsetting ownership and/or voting position remains outstanding following the transaction. In the instant case, the voting power exercised by the remaining members of the Board of Directors exceeds the voting power held by the Investors. Therefore, the Company concluded that no change of control had occurred as defined by the NASD and consequently, stockholder approval was not required for the First Tranche of this transaction. While stockholder approval for the First Tranche is not required, the Company has decided to seek stockholder ratification of the First Tranche. In light of the intent of the NASD position described above, the Company has determined that Mr. Figgie will not be eligible to vote his Series B Convertible Preferred shares with respect to Proposal 2.

      The affirmative vote of the holders of a majority of the shares present, either in person or by proxy, at the meeting is required for ratification of Proposal 2. Therefore, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome. AS DISCUSSED ABOVE, MR. FIGGIE IS NOT ELIGIBLE TO VOTE HIS SERIES B CONVERTIBLE PREFERRED SHARES WITH RESPECT TO PROPOSAL 2 AND THESE SHARES WILL THUS NOT BE COUNTED AS PRESENT AND ENTITLED TO VOTE WITH RESPECT TO PROPOSAL 2 AND ACCORDINGLY WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSAL 2.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
            ISSUANCE OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND
      WARRANT PURSUANT TO THE SERIES B CONVERTIBLE PREFERRED STOCK WARRANT
                               PURCHASE AGREEMENT.

     3. RATIFICATION OF THE APPLICABLE VOTING PROVISIONS ESTABLISHED BY THE COMPANY'S CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B
              CONVERTIBLE PREFERRED STOCK OF TRANS-INDUSTRIES, INC.

      As part of the transaction, the Investors required that holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, would have both the right to elect three of the Company's directors and the right to prevent an increase in the maximum number of members of the Board of Directors beyond six. The Investors required these rights in order to ensure that the Investors would receive and maintain the right to elect one-half of the members of the Board of Directors.

      Accordingly, the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. state that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors. Therefore, the Company's Board of Directors currently cannot be expanded to include more than six members without the approval of the Investors and the Investors have the right to elect three of the Company's six directors. While stockholder approval for the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. is not required, the Company has decided to seek stockholder ratification.

      The affirmative vote of the holders of a majority of the shares present, either in person or by proxy, at the meeting is required for ratification of Proposal 3. Therefore, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome. AS DISCUSSED ABOVE, MR. FIGGIE IS NOT ELIGIBLE TO VOTE HIS SERIES B CONVERTIBLE PREFERRED SHARES WITH RESPECT TO PROPOSAL 3 AND THESE SHARES WILL THUS NOT BE COUNTED AS PRESENT AND ENTITLED TO VOTE WITH RESPECT TO PROPOSAL 3 AND ACCORDINGLY WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSAL 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
      APPLICABLE VOTING PROVISIONS GIVING THE INVESTORS THE RIGHT TO ELECT
                      THREE OF THE COMPANY'S SIX DIRECTORS.

      4. APPROVAL PURSUANT TO NASDAQ MARKETPLACE RULE 4350(i) OF THE SECOND
         TRANCHE AND THE APPLICABLE PROVISIONS OF THE VARIOUS ANCILLARY
                  AGREEMENTS RELATED TO THE FIGGIE TRANSACTION

      As indicated above, the Company determined that stockholder approval was not required under the NASD listing standards for the issuance of the Series B Stock and Warrants to purchase the Company's Common Stock in the First Tranche and for the provisions giving the Investors' the right to elect three of the Company's six directors. However, in addition to the Purchase Agreement, as described in Proposal 2 above, the Board of Directors believes that certain provisions contained in the ancillary agreements, executed in connection with the Purchase Agreement, could possibly result in a change of control of the Company as defined by NASDAQ rules. Certain provisions of the Purchase Agreement, the Investors Rights Agreement, the Right of First Refusal, the Voting Agreement and the Note Purchase Agreement, which are discussed in greater detail below, provide for potential additional equity acquisitions by the Investors. The Share Purchase Agreement (as defined below) also provides for additional acquisitions of the Company's Common Stock by an entity affiliated with the Investors. These acquisitions would increase the Investors' percentage ownership above the 30% threshold and may be deemed to constitute a change of control as defined by NASDAQ. Cognizant of this issue, the Company negotiated conditions in each of these Agreements that provide that the Investors may not exercise certain rights or acquire additional equity until the Company receives stockholder approval for these contemplated provisions. To the extent the provisions of the various agreements described below result in the issuance of additional securities to the Investors, the Company believes such a change in control may occur and consequently is requesting stockholder approval of the requisite provisions of these ancillary documents. Certain provisions of the documents described below are not effective until stockholder approval of this Proposal 4 is obtained.

      As more fully described below, stockholder approval is sought for: (1) approval of the issuance of the Second Tranche under the Purchase Agreement pursuant to which the Investors may acquire shares of Series B-1 Stock and Warrants; (2) the Investor Rights Agreement between the Company and the Investors, as amended (the "Investor Rights Agreement"); (3) the Right of First Refusal Agreement by and among the Company, the Investors, Dale Coenen and Duncan Miller, as amended (the "Right of First Refusal Agreement"); (4) the Share Purchase Agreement between The Clark-Reliance Corporation and Duncan Miller, as amended (the "Share Purchase Agreement"); (5) the Voting Agreement (the "Voting Agreement") between the Company, the Investors and Dale Coenen and Duncan Miller, as amended, and (6) the Convertible Promissory Note Purchase Agreement dated as of August 18, 2004 (the "Note Purchase Agreement").

THE SECOND TRANCHE

      As discussed above in the section regarding Proposal 2 under the heading "Summary of the Background of the Figgie Transaction", effective as of August 18, 2004, the Second Tranche was amended, the Company and the Investors entered into the Note Purchase Agreement, and the Investors purchased the Convertible
Note in order to provide the Company with additional capital necessary to close the refinancing with Huntington. Simultaneously with the purchase of the Convertible Note, the Investors' option to purchase Series B-1 Stock and related warrants under the Purchase Agreement was eliminated. Instead, upon approval of the Company's stockholders, the principal and interest due under the Convertible
Note is automatically convertible into a number of shares of Series B-1 Stock calculated at a price of $9.00 per share and a number of warrants (the "Series B-1 Warrants") to purchase shares of Common Stock equal to 25% of the number of shares of Common Stock that the shares of Series B-1 Stock are convertible into. The exercise price for the Series B-1 Warrants is $3.00 per share. The Convertible Note is convertible only if Proposal 4 is approved by the Company's stockholders. The holders of shares of Series B-1 Stock are entitled to receive quarterly dividends at a rate per annum of $0.287 per share.

      Other than as discussed above, the terms of the Series B-1 Convertible Preferred Stock are identical to the terms of the Series B Convertible Preferred Stock. In addition, the Series B-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock will share pari passu in any liquidation proceeds pro rata based on the amount of the liquidation preference they are owed.

      The Second Tranche allowed the Company to obtain additional capital necessary for the Company to obtain new financing. The Second Tranche also provides the Investors with the potential ability to increase their share of equity ownership in the Company. In addition, the Second Tranche potentially provides the Investors with the ability to obtain additional voting power in the Company.

      Effective as of August 18, 2004, the Purchase Agreement, Investor Rights Agreement, the Right of First Refusal Agreement, the Voting Agreement, the Share Purchase Agreement and the Registration Rights Agreement were all amended accordingly to provide for the revisions to the Second Tranche discussed above. In addition, the Investors executed a Consent and Waiver of Holders of Series B Preferred Stock in order to consent to the amendment. The amendment of the Second Tranche was approved by the Board of Directors on August 16, 2004.

THE INVESTOR RIGHTS AGREEMENT

      On March 4, 2004 the Company initially entered into the Investors Rights Agreement with the Investors. Pursuant to the Investors Rights Agreement, the Company shall, prior to any issuance of any shares of capital stock of the Company or a security convertible into any shares of capital stock of the Company, offer to the Investors by written notice the right, for a period of 30 days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are proposed to be issued. Under the terms of this Agreement the Company is prohibited from undertaking any of the following corporate actions without the approval of the holders of a majority of the then outstanding Series B and Series B-1 Preferred Stock until the earlier of March 4, 2009 or the date on which the Investors cease to own at least 10% of certain securities of the Company: (1) create or authorize the creation of any additional class or series of stock unless the same ranks junior to the Series B and Series B-1 Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company; (2) increase the authorized amount of Series B or Series B-1 Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B and Series B-1 Preferred Stock as to the distribution of assets on the liquidation; dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of Series B or Series B-1 Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B and Series B-1 Preferred Stock as to distribution of assets on the liquidation, dissolution or winding up of the Company; (3) consent to any liquidation, dissolution or winding up of the Company; (4) consolidating or merging with or into another entity; (5) the sale, lease, abandonment, transfer or other disposition of all or substantially all of the Company's assets; (6) amending the Company's Certificate of Incorporation to the detriment of the holders of the Series B or Series B-1 Preferred Stock; (7) purchasing or setting aside any sums for the purchase of any shares of stock other than the Series B and Series B-1 Preferred Stock (except for certain limited circumstances); and
(8) approving any annual budget for the Company that is more than a 10% deviation from the preceding year's approved budget.

      Without the consent of the holders of a majority of the then outstanding shares of Series B and Series B-1 Preferred Stock the Company will not, until the earlier of March 4, 2014 or the date on which the Investors cease to own at least 10% of certain securities of the Company,: (1) terminate, or appoint a new Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, provided, however, that the Investors agree that Dale Coenen shall remain Chief Executive Officer for three years from the date of the Investors Rights Agreement, subject to his earlier death, disability, resignation or removal for cause by a majority of the Board of Directors of the Company; or (2) increase the maximum number of directors constituting the Board of Directors to a number in excess of six. The holders of a majority of the then outstanding shares of Series B and Series B-1 Preferred Stock will also have the right to appoint two of the three members of the Company's newly constituted Management Committee which shall meet bi-monthly during the months the full Board of Directors does not meet. The Company's management will consult with, and report to, the Management Committee, however, the ultimate decision making authority for the Company rests with the Board of Directors.

      In the Investors Rights Agreement, the Company agreed not to take any of the following actions prior to the earlier of (1) the date following the Annual Meeting and (2) the date on which the Company receives stockholder approval for Proposal 4: (a) issue any securities of the Company, (b) consent to any liquidation, dissolution or winding up of the Company or consolidating or merging with or into another entity, (c) the sale, lease, abandonment, transfer or other disposition of all or substantially all of the Company's assets, (d) amending the Company's Certificate of Incorporation to the detriment of the holders of Series B or Series B-1 Preferred Stock, (e) purchasing or setting aside any sums for the purchase of any shares of stock other than the Series B and Series B-1 Preferred Stock (except for certain limited circumstances), (f) approving any annual budget for the Company that is a more than a 10% deviation from the preceding year's approved budget, or (g) terminate, or appoint a new, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

      The Investors Rights Agreement provides the Investors with the ability to approve certain actions of the Company giving them a greater control over their investment. The Investors required that the Company enter into the Investors Rights Agreement so that the Investors would have an increased ability to control management decisions and the strategic direction of the Company due to the size and risk of the Investors' investment.

THE RIGHT OF FIRST REFUSAL AGREEMENT

      Under the terms of the Right of First Refusal Agreement, between the Company, Dale Coenen ("Coenen") and Duncan Miller ("Miller", each of Coenen and Miller may be referred to as a "Restricted Holder" and together collectively as the "Restricted Holders") and the Investors, the Restricted Holders agree to provide the Company and the Investors with notice prior to transferring or otherwise disposing of any shares of capital stock of the Company except in certain limited circumstances. A Restricted Holder will have no right to Transfer all or any part of its shares of capital stock of the Company unless such Restricted Holder shall give a notice to each Investor and the Company setting forth (a) the number and type of the securities proposed to be transferred, (b) the identity of the proposed transferee, (c) the price at which and the terms (including payment terms) upon which the securities are proposed to be transferred and a summary of all the material terms of the proposed sale. The giving of this notice shall constitute an offer by the selling Restricted Holder to the Investors and the Company to sell the securities to such party or parties in accordance with the terms and conditions of the Right of First Refusal Agreement.

      When the transfer notice is given the Investors shall have the right and option, but not the obligation, to purchase all or any portion of the offered securities. The Company shall have the right and option, but not the obligation, to purchase in the aggregate all, but not fewer than all, of the offered securities which the Investors shall not have elected to purchase, at the price and upon the terms (including payment terms) set forth in the notice. If the Company's option and the Investors' option are not exercised with respect to all of the offered securities, than the selling Restricted Holder shall be entitled for a limited period to transfer the offered securities, but only to the proposed transferee identified in the original notice, and only at the notice price and payment terms.

      The Right of First Refusal Agreement provides the Investors and the Company with the ability to maintain common ownership over certain securities of the Company. The Investors required that the Rights of First Refusal Agreement be entered into in order to ensure some stability over ownership of certain securities of the Company and therefore lower to some extent the risk associated with their investment.

      Mr. Coenen has agreed that he will not transfer, or attempt to transfer, any Securities under the terms of this Agreement, as amended, until the earlier of (1) the date following the Annual Meeting, and (ii) the date on which the Company receives stockholder approval for Proposal 4 (and then only, in compliance with the terms and conditions of the Right of First Refusal Agreement).

THE VOTING AGREEMENT

      Pursuant to the terms of the Voting Agreement between the Company, the Restricted Holders and the Investors, the Restricted Holders have agreed to vote all of their Company securities of the Company to ensure that the size of the Board of Directors shall be set and remain at six members. Each Restricted Holder will also vote all the securities it holds with respect to the three directors that the Certificate of Incorporation provides shall be elected by the holders of Series B Convertible Preferred Stock voting as a single series, in favor of three designees, (the "Figgie Directors") who initially shall be Harry
E. Figgie, Jr., James O'Brien and Richard Solon. In the event of a vacancy on the Board with respect to any of the Figgie Directors, each Restricted Holder agrees to vote all of their Company securities to fill such vacancy as described above. Each Restricted Holder will also take any and all action in its capacity as a stockholder and/or Director of the Company to cause the designees of the Investors to be elected as the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

      Finally, each Restricted Holder will vote all Company securities to approve the transactions contemplated by the Purchase Agreement, the Note Purchase Agreement and the provisions of the various ancillary documents described above, as required by certain National Association of Securities Dealers, Inc. ("NASD") rules providing for qualitative listing requirements applicable to securities traded on the NASDAQ National Market and NASDAQ SmallCap Market and any other approval, authorization or waiver that may be required by any state or other institution, persons or agencies, including without limitation, the SEC.

      On all other matters other than those described above on which the Restricted Holders have a vote at any regular or special meeting of the stockholders of the Company. The Restricted Holders shall vote their stock for or against such matter in the same proportion as all of the stockholders of the Company, other than the Investors, have voted for or against such matter.

      The Voting Agreement provides that the Restricted Holders will vote together for certain matters regarding the approval of the transaction, giving the Investors more confidence they will achieve the goals of their investment. The Investors required that the Voting Agreement be entered into in order to allow the Investors to direct and maintain their representation on the Board of Directors.

THE SHARE PURCHASE AGREEMENT

      Pursuant to the Share Purchase Agreement, The Clark-Reliance Corporation ("Clark-Reliance"), a Delaware corporation, has agreed to purchase Duncan Miller's entire right, title and interest in each share of Common Stock beneficially owned by him in the Company for $2.50 a share. Harry E. Figgie, Jr., is the Chairman of the Board of Directors and majority stockholder of Clark-Reliance. The Share Purchase Agreement was agreed to in part because Mr. Miller, due to personal concerns, approached Clark-Reliance and Mr. Figgie and requested that they purchase his shares of Common Stock. The Stock Purchase Agreement allows Mr. Figgie and the Investors to obtain an increased ownership interest in the Company.

THE REGISTRATION RIGHTS AGREEMENT

      On March 4, 2004 the Company entered into the Registration Rights Agreement with the Investors. While the Company is not required by the terms of the Registration Rights Agreement to seek stockholder approval of any provisions, we are including the following disclosure because of the related party nature of the transaction and to advise you as to the material terms of this Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company agrees that if it at any time and from time to time it shall determine to effect the registration of any of its Common Stock (whether in connection with the offering by the Company or others) then, in each such case, the Company will promptly give written notice of the proposed registration to the Investors and use all reasonable efforts to include among the Common Stock which it then registers all shares specified by the Investors in a written request or requests received by the Company.

      The obligations of the Company are subject to certain qualifications including the following: (a) the Company shall not be obligated to effect any registration on Form S-1 prior to the first anniversary of the date of the Registration Rights Agreement; (b) the Company shall not be obligated to effect any registration on Form S-1 unless Form S-3 is not available for such registration; (c) the Company shall not be obligated to effect more than three registrations; and (d) the Company shall not be obligated to effect any registration 90 days after the effective date of any registration statement pertaining to any securities of the Company.

      In the event of a registration for an underwritten offering, the managing underwriter shall be selected by the Company subject to the approval of the Investors, which approval may not be unreasonably withheld. If, in the case of an underwritten registration, the managing underwriters advise the Company that in their opinion the number of shares requested to be included in such offering exceeds the number of shares which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration statement the number of shares requested to be included which in the opinion of the underwriters can be sold without adversely affecting the marketability of the offering.

      The Registration Rights Agreement provides the Investors with greater possible liquidity with regard to their investment. The Investors required that the Company enter into the Registration Rights Agreement in order to provide the Investors with an ability to publicly sell Common Stock that may be acquired by them pursuant to the transaction.

THE NOTE PURCHASE AGREEMENT

      Pursuant to Note Purchase Agreement, and the Investors purchased the Convertible Note from the Company. The Company sold the Convertible Note to the Investors in order to provide the Company with additional capital necessary to close the refinancing with Huntington. Simultaneously with the purchase of the Convertible Note, the Investors' option to purchase Series B-1 Stock and related warrants under the Purchase Agreement was eliminated. Instead, upon approval of the Company's stockholders, the principal and interest due under the Convertible
Note is automatically convertible into a number of shares of Series B-1 Stock calculated at a price of $9.00 per share and the Series B-1 Warrants. The exercise price for the Series B-1 Warrants is $3.00 per share. The Convertible
Note is convertible only if Proposal 4 is approved by the Company's stockholders. The holders of shares of Series B-1 Stock are entitled to receive quarterly dividends at a rate per annum of $0.287 per share commencing October 1, 2004.

      The affirmative vote of the holders of a majority of the shares of present, either in person or by proxy, at the meeting is required for ratification of Proposal 4. Therefore, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome. AS DISCUSSED ABOVE, MR. FIGGIE IS NOT ELIGIBLE TO VOTE HIS SERIES B CONVERTIBLE PREFERRED SHARES WITH RESPECT TO PROPOSAL 4 AND THESE

SHARES WILL THUS NOT BE COUNTED AS PRESENT AND ENTITLED TO VOTE WITH RESPECT TO PROPOSAL 4 AND ACCORDINGLY WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSAL 4.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SECOND TRANCHE, AND THE FOREGOING PROVISIONS OF THE INVESTOR RIGHTS AGREEMENT,
      RIGHT OF FIRST REFUSAL AGREEMENT, VOTING AGREEMENT AND SHARE PURCHASE
                                   AGREEMENT.

                                 5. ADJOURNMENTS

      Although it is not currently anticipated, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without notice (other than by the announcement made at the Annual Meeting) by approval of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to vote in favor of adjournment of the Annual Meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt Proposals 2, 3 and 4.

      The affirmative vote of the holders of a majority of the shares of present, either in person or by proxy, at the meeting is required for ratification of Proposal 5. Therefore, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO GRANT
                DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own 10% or more of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5.

      Based solely on our review of the copies of such forms we have received, we believe that all of our executive officers and directors complied with the filing requirements applicable to them.

                              STOCKHOLDER PROPOSALS

      Any Proposals by stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Company at its office at 1780 Opdyke Court, Auburn Hills, MI 48326 no later than February 28, 2005.

                                     GENERAL

      Our Board of Directors does not know of any matters other than the foregoing which will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

      The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.


      The Company will provide any stockholder of record at the close of business on November 30, 2004, without charge, upon written request to its Secretary at 1780 Opdyke Court, Auburn Hills, MI 48326, a copy of the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 2003. In order to assure a quorum, whether or not you plan to attend the meeting, you are urged to forward your proxy without delay. If you do attend the meeting and vote, your proxy will not be used. A prompt response will aid management in preparing for the Annual Meeting and, accordingly, will be greatly appreciated.


                                    By Order of the Board of Directors,

                                    Robert Anderson
                                    Secretary


December 17, 2004

                                    EXHIBIT A

                             TRANS-INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

      The Audit Committee (the "Committee") of Trans-Industries, Inc. (the "Company) is appointed by the Board of Directors (the "Board") of the Company. The primary functions of the Committee are to:

            - Assist the Board in fulfilling its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor; and

            - Prepare the report of the Committee required to be included in the Company's proxy statement for the Annual Meeting of Stockholders.

MEMBERSHIP

      General.

      The Committee shall consist of no less than three directors, including a Chair, as determined by the Board. Committee members shall be appointed by the Board each year at the Board meeting following the Annual Meeting of Stockholders and at other times when necessary to fill vacancies. Each committee member shall serve for a period of one year or until such time as a member's successor has been duly appointed. Committee members will serve at the pleasure of the Board.

      Independence and Qualifications.

      Each member of the Committee shall meet the independence and experience requirements as set forth by NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the SEC, and any other applicable laws, rules and regulations, as amended from time to time. Each member of the Committee shall be financially literate, which shall include the ability to read and understand fundamental financial statements such as the Company's balance sheet, income statement, and cash flow statement, as determined by the Board in its business judgment. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities. The Committee shall also determine whether one or more of its members meets the criteria of an "Audit Committee Financial Expert" as defined by the SEC and make all required proxy statement disclosures relating thereto. If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company will be required to disclose any such determination in its annual proxy statement.

RESPONSIBILITIES AND DUTIES

      The Committee shall perform the following responsibilities and duties:

      Responsibilities with Respect to Retention and Independence of Independent
Auditor:

      - Be solely responsible to appoint and, where appropriate, terminate, the Company's independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

      - Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

      - Inquire as to the independence of the independent auditor. As part of this responsibility, the Committee will ensure that the independent auditor submits on an annual basis to the Committee a formal written statement delineating all relationships with and professional services rendered to the Company as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

      - In connection with Committee's evaluation of the auditor's independence, the Committee is also to review and evaluate the performance of the lead partner of the audit engagement team and further to establish policies and procedures to ensure the rotation, if applicable, of the audit partners on the audit engagement team, in accordance with SEC rules or other applicable laws or regulations.

      - Obtain and review, at least annually, a report by the independent auditor describing: (a) the firm's internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Committee shall present its conclusions with respect to the independent auditor to the Board.

      - Establish and review clear hiring policies for employees or former employees of its independent auditor, and ensure that neither the Company's CEO, chief financial officer, controller, nor any person serving in an equivalent position with the Company was employed by the independent auditor and participated in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit.

      Responsibilities with Respect to the Internal Audit Function:

      -     Determine the scope of the Company's internal audit program.

      - Review the results of any internal audits which may be conducted, including the adequacy of the Company's internal controls and any significant findings and recommendations reported by the internal auditors (together with management's response).

      - Review with the independent auditor and management, including the internal auditors (as appropriate), the responsibilities, structure, staffing and budget of the Company's internal audit function, if any, as well as the activities, organizational structure, and qualifications of the internal auditors. The Committee is to review the appointment or replacement of the senior internal auditing executive, if any.

      Responsibilities Related to Financial Statement and Disclosure Matters:

      - Review, discuss and evaluate the following with management and the independent auditor, at least annually:

            (a) Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

            (b) Any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative Generally Accepted Accounting Principle ("GAAP") methods on the financial statements; and

            (c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

      - Review the nature and scope of the planned arrangements and scope of the annual audit, and the results of the audit findings with the independent auditor, including those matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties encountered in the scope of the audit work and management's response, including (a) any restrictions on the scope of activities or access to requested information, and (b) any significant disagreements with management.

      - Discuss with the independent auditor any significant findings and recommendations made by the independent auditor together with management's response.

      - Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      - Discuss with management and the independent auditor the Company's annual financial statements and related notes, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the financial statements should be included in the Company's Annual Report on Form 10-K.

      - Discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements, before the filing of the Company's Quarterly Report on Form 10-Q.

      - Review and discuss with management and, if appropriate, the independent auditor the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (including the use of "proforma" or

            "adjusted" "non-GAAP financial information" contained in any such release or guidance). Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Chair of the Committee may represent the entire Committee for these purposes where it is impractical for the entire Committee to meet.

      - Review and discuss prior to the filing of the document containing the audit opinion, reports from the independent auditor on:

            (a)   All critical accounting policies and practices used;

            (b) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

            (c) Other material written communications between the independent auditor and management including, but not limited to, any management letter, or schedule of unadjusted differences.

            - Review disclosures regarding internal controls and other matters made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q.

            - Prepare the report of the Audit Committee in accordance with regulations of the SEC, to be set forth in the proxy statement for the Company's Annual Meeting of Stockholders.

      Responsibilities Related to Compliance Oversight:

      - Retain independent counsel, accountants or other advisors, as it determines necessary to carry out its duties and conduct or authorize investigations into any matters within the scope of the Committee's responsibilities. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, the compensation of any independent advisors employed by the Committee and the Committee's ordinary administrative expenses that are necessary and appropriate to carry out its duties.

      - Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

            - Obtain from the independent auditor assurance that, if the independent auditor detects or becomes aware of any illegal act, the Committee is adequately informed, and that a report is provided to the Committee if the independent auditor reaches specific conclusions with respect to such illegal acts.

            - Discuss with management, including the General Counsel, legal compliance and litigation matters that may have a material impact on or raise material issues concerning the Company's financial statements or accounting policies.

            - Conduct or authorize such additional reviews, assessments or investigations as may be delegated to it by the Board, or on its own motion, as the Committee may deem necessary or appropriate to perform any of the foregoing functions.

            - Review and approve all related-party transactions, as defined in Item 404 of Regulation S-K, for potential conflict of interest situations.

LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADMINISTRATION

      Meetings and Reports.

      The Committee will hold meetings, in person, by telephone or by other recognized legal means of communication, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws and applicable law. If approved by the Board, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

      Minutes of each Committee and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

      A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board by the Chairman of the Committee (or, in the Chairman's absence, by another member of the Committee) at the next regularly scheduled meeting of the Board or as otherwise requested by the Board.

      The Committee shall also review and reassess this Charter on an annual basis, and ensure that the Charter is included as an appendix to the Company's proxy statement at least once every three years.

      Performance Evaluation of Committee.

      The performance of the Committee shall be reviewed and evaluated annually by the Board based on review criteria and procedures developed by the Nominating and Corporate Governance Committee.

BOARD OF DIRECTORS APPROVAL

      This Charter was approved and adopted by the Board on May 19, 2004.

                                    EXHIBIT B

                             TRANS-INDUSTRIES, INC.

              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                          (AS ADOPTED ON MAY 19, 2004)

      The Board of Directors (the "Board") of Trans-Industries, Inc. (the "Company") has constituted and established a Nominating and Corporate Governance Committee (the "Committee") with authority, responsibility and specific duties as described in this Nominating and Corporate Governance Committee Charter.

PURPOSE

      The purpose of the Nominating and Corporate Governance Committee is to:

   -  Identify individuals qualified to become Board members;

   - Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;

   - Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

   -  Oversee the evaluation of the Board and management.

MEMBERSHIP

      The Committee shall consist of three directors who are independent of management and free from any relationship that, in the opinion of the Board, and as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as Committee members. Each Committee member shall meet the definition of "independent" within the meaning of the NASDAQ listing standards, and any other applicable laws, rules and regulations, as amended from time to time.

      The Board shall appoint one member of the Committee to serve as the Chairman of the Committee. In the event the Board fails to appoint a Chair of the Committee, the Nominating and Corporate Governance Committee shall elect a Chair by majority vote. The Board may fill vacancies on the Committee from time to time, and the Board may remove a Committee member from membership on the Committee at any time with or without cause.

PRINCIPAL FUNCTIONS

      The Committee has two basic responsibilities: (1) to assist the Board in identifying individuals qualified to become board members and to recommend that the Board select the director nominees to be elected at the annual meeting of stockholders or to be appointed to fill a vacancy or to otherwise increase the size of the Board; and (2) to assist the Board in developing and implementing the Company's corporate governance policies and guidelines. In carrying out its responsibilities, the Committee will:

      - Identify, review, evaluate and recommend individual candidates to the Board to become Board members and shall consider management and stockholder recommendations for director candidates. In recommending candidates for nomination, the Committee shall consider such factors as it deems appropriate and shall not recommend candidates for nomination who do not meet the following minimum qualifications:

                  - A desire to represent the best interests of the stockholders;

                  - An express commitment to the mission and success of the Company as well as an ability to work compatibly with the Board and senior management;

                  -     The highest ethical standards, values and integrity;

                  - Experience and knowledge that the Committee deems relevant to the Company;

                  - The ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in Board meetings and one or more standing committees of the Board; and

                  - Basic knowledge of corporate governance matters and the role of boards of public companies.

      - Establish policies and procedures with regard to the consideration of stockholder recommended director candidates and the process by which the Committee identifies and evaluates all director candidates.

      - Evaluate whether an incumbent director should be nominated for reelection to the Board upon expiration of such director's term. The Committee shall use the same factors established for new director candidates to make its evaluation and also shall take into account the incumbent director's past performance and contribution to the Board and its committees.

      - Review annually the Board's committee structure and recommend to the Board for its approval directors to serve on each of the Board's committees. The Committee also shall recommend additional directors to serve as committee members when necessary to fill vacancies. The Committee shall consult with the Chief Executive Officer or acting Chairman of the Board on all such recommendations.

      - Shall develop and recommend to the Board for its approval Corporate Governance Guidelines for the Company. Thereafter, the Committee shall periodically review and assess the adequacy of the Company's Corporate Governance Guidelines and recommend changes to the Board as necessary.

      - Shall develop and recommend to the Board for its approval a Code of Conduct & Compliance applicable to the Company's directors, officers and employees, as well as a Financial Code of Ethics applicable to the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions.

      - Shall review matters brought to its attention relating to the integrity of management, including conflicts of interest, and shall oversee adherence to the Company's Code of Conduct & Compliance. In connection with these reviews, the Committee will meet, as appropriate, with the Company's outside counsel and other Company officers and employees.

      - Establish procedures to ensure prompt notification of NASDAQ after an executive officer becomes aware of any material non-compliance by the Company with any NASDAQ listing standard.

      - Shall develop and recommend to the Board for its approval an annual self-evaluation process for the entire Board and each of its committees. The Committee shall coordinate and oversee the process of such annual Board and committee evaluations.

      - Shall be responsible for coordinating and overseeing the process for the evaluation of the company's senior executives by the Board of Directors.

      - Present an annual report to the Board on succession planning and management development for "senior management," including the CEO. This succession planning includes development of policies and procedures for succession in the event of retirement or emergency;

      - Shall make recommendations regarding director orientation programs and shall consider continuing education opportunities for directors to the extent appropriate.

      - Delegate, where appropriate in the discretion of the Committee, any of its responsibilities to a subcommittee.

      - Retain and authorize search firms, consultants, legal, accounting or other advisors, without seeking approval from the Board, as it deems necessary, to assist in fulfilling its responsibilities and discharging its duties.

      - Report its activities to the Board at its next regularly scheduled meeting following a Committee meeting or written action, accompanied by any recommendations to the Board approved by the Committee.

      - Review the disclosure regarding the Nominating and Corporate Governance Committee's director nominating function and procedures required to be disclosed in the Company's proxy statement and ensure that any material changes to the procedures by which stockholders may recommend nominees to the Board are disclosed in the next periodic report filed with the SEC;

      - Periodically review and assess its own performance and the adequacy of this Charter and recommend any appropriate changes to the Board.

      - Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

ADMINISTRATION

      Meetings and Reports.

      The Committee will hold meetings, in person, by telephone or by other recognized legal means of communication, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws and applicable law. If approved by the Board, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

      Minutes of each Committee and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

      A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board by the Chairman of the Committee (or, in the Chairman's absence, by another member of the Committee) at the next regularly scheduled meeting of the Board or as otherwise requested by the Board, accompanied by any recommendations to the Board approved by the Committee.

      The Committee shall also review and reassess its performance as well as this Charter on an annual basis and recommend any appropriate changes to the Board.

      Performance Evaluation of Committee.

      The performance of the Committee shall be reviewed and evaluated annually by the Board based on review criteria and procedures developed by the Nominating and Corporate Governance Committee.

BOARD OF DIRECTORS APPROVAL

      This Charter was approved and adopted by the Board on May 19, 2004.

                             TRANS-INDUSTRIES, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 19, 2005,
                       SOLICITED BY THE BOARD OF DIRECTORS



      The undersigned, a shareholder of Trans-Industries, Inc. hereby appoints Dale S. Coenen and Kai Kosanke and each of them, as Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on November 30, 2004, at the Annual Meeting of Stockholders to be held at the Vultron Company offices, 1800 Opdyke Court, Auburn Hills, Michigan January 19, 2005, or at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein.


      The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

   1. Election of three directors to hold office for a term of one year.

       Please cast your vote for or against each of the following nominees:

      NOMINEE          FOR     AGAINST        NOMINEE           FOR     AGAINST
      -------          ---     -------        -------           ---     -------
Dale S. Coenen         [ ]       [ ]      Robert J. Ruben       [ ]        [ ]

H. Sean Mathis         [ ]       [ ]

    Vote FOR                               Vote WITHHELD
         all nominees                              from all nominees
         (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDICATED NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S)
ON THE SPACE PROVIDED BELOW.)

   2. To ratify the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, of 193,799 shares of Series B Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share, pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 4, 2004 (the " Series B Purchase Agreement").

                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

   3. To ratify the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, voting as a separate series, have the right to elect three of the Company's six directors.

                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

   4. To approve, for purposes of complying with NASDAQ Marketplace Rule 4350(i)(1)(B), the issuance of additional stock to, or acquisitions by, Mr. Figgie or his affiliates pursuant to the Convertible Promissory Note Purchase Agreement dated August 18, 2004, the Series B Purchase Agreement and various ancillary agreements to the Note Purchase Agreement and the Series B Purchase Agreement, as more fully described in the accompanying proxy material;

                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

   5. To grant discretionary authority to adjourn the meeting.

                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

   6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 and 5.


____________________________________________________     Date ____________,_____
Signature of Stockholder    Signature of Stockholder


Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         [TRANS-INDUSTRIES, INC. LOGO]

                 SERIES B CONVERTIBLE PREFERRED STOCK PROXY CARD


                             TRANS-INDUSTRIES, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 19, 2005
                       SOLICITED BY THE BOARD OF DIRECTORS



      The undersigned, a shareholder of Trans-Industries, Inc. hereby appoints Dale S. Coenen and Kai Kosanke and each of them, as Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Series B Convertible Preferred Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on November 30, 2004, at the Annual Meeting of Stockholders to be held at the Vultron Company offices, 1800 Opdyke Court, Auburn Hills, Michigan on January 19, 2005, or at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein.


      The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 5.

   1. Election of three directors to hold office for a term of one year.

            Please cast your vote for or against each of the following nominees:

     NOMINEE            FOR     AGAINST        NOMINEE        FOR      AGAINST
     -------            ---     -------        -------        ---      -------
Harry E. Figgie Jr.     [ ]      [ ]        James O'Brien     [ ]        [ ]

Richard A. Solon        [ ]      [ ]

  Vote FOR                        Vote WITHHELD
      all nominees                         from all nominees
      (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDICATED NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S)
ON THE SPACE PROVIDED BELOW.)

   5. To grant discretionary authority to adjourn the meeting.

                [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

   6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 5.

________________________  __________________________    Date _____________, 2004
Signature of Stockholder  Signature of Stockholder

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         [TRANS-INDUSTRIES, INC. LOGO]